UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2010

PTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

(702) 327-7266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2010, Disability Access Consultants, Inc., a wholly-owned subsidiary of PTS, Inc., entered into an executive employment agreement with its President, Barbara Thorpe.  The initial term of the executive employment agreement shall begin on February 1, 2010 and extend to February 1, 2013.  There are no family relationships between Ms. Thorpe and any other officer, director, or affiliate of Disability Access Consultants, Inc. or PTS, Inc.  Pursuant to the Executive Employment Agreement by and between Disability Access Consultants, Inc. and Ms. Thorpe, she will receive an annual base salary of $100,000.00 per year, plus an annual bonus/convertible loan of $30,000.00, which can be convertible to common stock.  In addition, Ms. Thorpe shall receive a stock grant of Series C preferred shares during the term of her employment.  Additionally, Ms. Thorpe shall, in exchange for the $1,000,000 worth of Series E preferred shares of PTS, Inc. held by her, she will receive $1,000,000 worth of Series B preferred shares of Disability Access Corporation. A copy of the executive employment agreement is attached hereto as Exhibit 10.1

Section 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

(d) Exhibits:

Exhibit No.	Document
10.1	Executive Employment Agreement between Disability Access Consultants, Inc. and Barbara Thorpe dated February 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2010	PTS, Inc.

By /s/ Peter Chin
Peter Chin, President